Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Inland Residential Properties Trust, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

Chicago, Illinois

October 1, 2014